AFD EXCHANGE RESERVES


77.I)
	In 1996, the Fund issued a new class of shares, Advisor Class shares. Adviser Class shares, along with Class A, Class B, Class C shares each represent an interest in the same portfolio of investments of the Fund, have the same rights and are identical in all respects, except that Class A shares and Class B shares bear the expense of their respective contingent deferred sales charge, Class B shares and Class C shares bear the expense of a higher distribution services fee and higher transfer agency costs, each class has exclusive voting rights with respect to provisions of the Rule 12b-1 Plan pursuant to which its distribution services fee is paid which relates to a specific class and other matters for which separate class voting is appropriate under applicable law, provided that, if the Fund submits to a vote of both the Class A shareholders and the Class B shareholders an amendment to the Rule 12b-1 Plan that would materially increase the amount to be paid thereunder with respect to the Class A shares, the Class A shareholders and the Class B shareholders will vote separately by Class, and Advisor shares and Class B shares are subject to a conversion feature. Each class has different exchange privileges and certain different shareholder service options available.


77.Q1
	(1)	(a)  Agreement and Declaration of Trust of the Registrant -
Incorporated by reference (filed as Exhibit 1(a) to Post-Effective Amendment No. 7 of Registration Statement on Form N-1A, filed January
30, 1998.

			(b) Certificate of Amendment of the Agreement and Declaration of Trust - Incorporated by reference (filed as Exhibit 1(b) to Post-Effective Amendment No. 7 of Registration Statement on Form N-
1A, filed
January 30, 1998.

	(2)		By-Laws of the Registrant - Incorporated by reference
(filed as Exhibit 2 to Post-Effective Amendment No. 7 of Registration Statement on Form N-1A, filed
January 30, 1998.

	(5)		Advisory Agreement between the Registrant and Alliance
Capital Management L.P. - Incorporated by reference to Exhibit No. 5 to Post-Effective Amendment No. 2 of the Registration Statement on Form N-
1A, filed January 27, 1995.